SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 28, 2004


                                   EPLUS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                000-28926           54-1817218
               --------------          --------------       --------------
     (State or other jurisdiction  (Commission File Number) (IRS Employer
              of incorporation)                             Identification No.)

                  400 Herndon Parkway, Herndon, Virginia 20170
              -----------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

This form 8-K/A amends the current report on Form 8-K of ePlus inc. ("ePlus") and the registrant hereunder regarding the acquisition of certain assets of Manchester Technologies, Inc. ("Manchester"). The sole purpose of this amendment is to provide the audited annual historical financial statements and the unaudited historical interim financial statements with respect to the business acquired and the unaudited pro forma financial information required by Item 7, which financial statements were not included in the original filing.

The financial information provided on Manchester represents the carved-out portion of business acquired in this acquisition transaction between the parties. ePlus acquired certain fixed assets, vehicles, customer lists, a non-compete agreement, certain contracts and assumed certain limited liabilities relating to the IT fulfillment and IT professional services business of Manchester. ePlus' acquisition was made pursuant to an Asset Purchase and Sale Agreement dated May 28, 2004 by and between ePlus Technology, Inc., a Virginia corporation and wholly-owned subsidiary of ePlus, and Manchester Technologies, Inc., a New York Corporation, for a consideration of $5 million in cash.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

Introduction to Pro Forma Financial Statements                                                  F-1

Unaudited Pro Forma  Combined  Condensed  Balance Sheet as of March 31, 2004 for
     ePlus inc. and subsidiaries                                                                F-2

Notes to the Unaudited Pro Forma  Combined  Condensed  Balance Sheet as of March
     31,  2004  for  ePlus  inc.  and  subsidiaries                                             F-3

Unaudited Pro Forma  Combined Condensed  Statement of  Earnings  for the  fiscal
     year ended March 31, 2004 for ePlus inc. and subsidiaries                                  F-4

Notes to the Unaudited  Pro Forma Combined  Condensed  Statement of Earnings for
     the  fiscal  year  ended  March  31,  2004  for ePlus inc. and subsidiaries                F-5

Unaudited Condensed Balance Sheet of Manchester Technologies,  Inc. as of  April
     30, 2004                                                                                   F-6

Unaudited Condensed  Statements of Operations of Manchester  Technologies,  Inc.
     for the nine months ended April 30, 2004 and 2003                                          F-7

Unaudited Condensed Statements of Cash Flow of Manchester Technologies, Inc. for
     the nine months ended April 30, 2004 and 2003                                              F-8

Notes to Unaudited Financial Statements of Manchester Technologies, Inc.                        F-9

Report of KPMG, Independent Auditor                                                             F-12

Balance Sheets of Manchester Technologies,  Inc. as of  July 31, 2003, 2002, and
     2001                                                                                       F-13

Statements of Operations of Manchester  Technologies,  Inc. for the  years ended
     July 31, 2003, 2002, and 2001                                                              F-14

Statements of  Shareholders'  Equity of  Manchester  Technologies,  Inc. for the
     years ended July 31, 2003, 2002, and 2001                                                  F-15

Statements of Cash Flow of  Manchester  Technologies,  Inc. for the years ended
     July 31, 2003, 2002, and 2001                                                              F-16

Notes to Financial Statements of Manchester Technologies, Inc.                                  F-17

(c) Exhibits

2.1 Asset Purchase Agreement by and between ePlus Technology, inc. and Manchester Technologies, Inc. dated May 28, 2004 (incorporated herein by reference from Exhibit 2.1 of ePlus inc.'s current report on Form 8-K as filed with the SEC on May 28, 2004)

23.1    Consent of KPMG LLP

                 Introduction to Pro Forma Financial Information

The unaudited pro forma combined condensed financial statements give effect to the acquisition of Manchester Technologies, Inc. on May 28, 2004 as if it had taken place on March 31, 2004. This transaction, while considered an acquisition of a business, was effectively a purchase of certain assets and liabilities and the employment of certain employees. Certain material assets and liabilities of the entity were not acquired or transferred. The accompanying notes provide the detail regarding the purchase price, which assets and liabilities were and were not acquired or assumed in the transaction, and the sources and uses of funds respective to the acquisition.

The unaudited pro forma combined condensed balance sheet includes the balance sheet as of March 31, 2004 for ePlus inc. and the balance sheet of Manchester Technologies, Inc. as of April 30, 2004. The unaudited pro forma combined condensed statement of earnings includes the fiscal year ended March 31, 2004 of ePlus inc. and the twelve-month period of May 1, 2003 to April 30, 2004 for Manchester Technologies, Inc. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management believes to be appropriate.

The unaudited pro forma combined condensed financial data presented herein do not purport to represent the results that the Company would have obtained had the transactions, which are the subject of pro forma adjustments, been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The unaudited pro forma combined condensed financial statements should be read in conjunction with Manchester's separate historical financial statements and notes thereto. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. A preliminary allocation of purchase price has been made in the accompanying balance sheet based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Consequently, the amounts reflected in the Pro Forma Combined Condensed Financial Statements are subject to change and the final amounts may differ substantially.

Unaudited Pro Forma Combined Condensed Balance Sheet
(in thousands)

                                                                           Manchester
                                                 ePlus inc.             Technologies,inc.           Pro Forma         Pro Forma
                                            As of March 31, 2004       As of April 30, 2004        Adjustments         Combined
                                            -----------------------------------------------------------------------------------
Assets
Cash and cash equivalents                   $         25,155           $         12,046        $ (5,000)(A)      $      20,155
                                                                                                (12,046)(B)

Accounts receivable                                   51,189                     20,929         (20,929)(B)             51,987
                                                                                                    798 (F)

Notes receivable                                          52                                                                52
Inventories                                              900                      2,049          (2,049)(B)                900
Investment in DFL, net                               166,790                                                           166,790
Investment in OLE, net                                19,877                                                            19,877
Property and equipment, net                            5,230                     10,639         (10,548)(D)              5,321

Other assets                                           4,766                                         41 (H)              4,807

Goodwill and other intangibles                        20,243                                      5,945 (C)             26,188
                                            -----------------------------------------------------------------------------------
TOTAL ASSETS                                $        294,202           $         45,663        $(43,788)         $     296,077
                                            ===================================================================================


Liabilities and Stockholders' Equity

Liabilities
Accounts payable - trade                    $         32,141           $         13,199        $(13,199)(B)      $      32,141
Accounts payable - equipment                           9,993                                                             9,993
Salaries and commissions payable                         584                      1,744          (1,744)(B)                584

Accrued expenses and other liabilities                11,984                      2,081          (2,081)(B)             13,859
                                                                                                    779 (E)
                                                                                                    602 (G)
                                                                                                    494 (G)


Recourse notes payable                                     6                                                                 6
Non-recourse notes payable                           117,857                                                           117,857
Deferred taxes                                        10,053                                                            10,053
Capital Lease obligations                                                         6,234          (6,234)(D)                 -
                                            -----------------------------------------------------------------------------------
Total Liabilities                                   182,618                      23,258         (21,383)               184,493

Stockholders' Equity
Common stock                                            107                          81             (81)(I)                107
Treasury Stock                                      (17,193)                                                           (17,193)
Additional paid in capital                           64,340                      19,249         (19,249)(I)             64,340
Retained earnings                                    64,211                       3,075          (3,075)(I)             64,211
Exchange rate adjustment                                119                                                                119
                                            -----------------------------------------------------------------------------------
Total Stockholders' Equity                          111,584                      22,405         (22,405)               111,584
                                            -----------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $       294,202            $         45,663        $(43,788)         $     296,077
                                            ===================================================================================

See notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet
(dollars in thousands)

1. Basis of Presentation

The accompanying combined condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma combined condensed balance sheet includes the balance sheet for ePlus inc. as of March 31, 2004 and the balance sheet of Manchester Technologies, Inc. as of April 30, 2004. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management believes appropriate.

2. Acquisition

(A) The cash purchase price of $5,000 as a result of the  purchase  acquisition.

(B) The acquisition is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"), whereby the total cost of the acquisition has been allocated to tangible and intangible assets acquired and liabilities assumed based upon their fair values at the effective date of the acquisition. The allocation of the purchase price is subject to refinement. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Contractual accounts receivable            $   798
Other current assets                            29
Property and equipment                          91
Other assets                                    12
Goodwill and other intangible assets         5,945
Current liabilities                         (1,096)
Deferred revenue                              (779)
                                           --------
        Cash paid                          $ 5,000
                                           ========

The acquisition, on May 28, 2004, did not transfer to ePlus any cash, accounts receivable or inventory. ePlus did not assume any of the facility capital leases or associated obligations, trade accounts payable, trade-related items, prior commissions or deferred compensation.

(C) Estimated goodwill and other intangibles of $5,945 resulted from the acquisition, net of other assets and liabilities, as of date of purchase.

(D) ePlus did not acquire, except for equipment with a fair market value of $91, any of Manchester Technologies, Inc.'s capitalized lease office space or most of its personal property. ePlus did agree to rent certain locations, but no lease required capital lease treatment. The capital lease obligation of $6,234 was not assumed by ePlus.

(E) ePlus did assume certain deferred revenues, totalling $779, reflective of certain customer contracts.

(F) ePlus did assume certain contractual receivables, net of a $141 allowance, of $798.

(G) This represents the assumption by ePlus of payroll-related liabilities of $494 and other contractual liabilities of $602.

(H) Other miscellaneous assets in acquisition.

(I) Elimination of Manchester Technologies, Inc. stockholder equity accounts.

Unaudited Pro Forma Combined Condensed Statement of Earnings
(in thousands, except for per-share data)

                                              ePlus inc.
                                              for the year     Manchester Technologies, Inc.
                                              ended            for the twelve months ended       Pro Forma          Pro Forma
                                              March 31, 2004         April 30, 2004             Adjustments          Combined
                                              -----------------------------------------------------------------------------------

Sales of product                              $ 267,899           $  133,132                   $(36,000)(a)        $     365,031

Lease revenues                                   51,254                                                                   51,254
Fee and other income                             11,405               21,776                                              33,181
                                              -----------------------------------------------------------------------------------
 Total other revenue                            62,659                21,776                          -                   84,435
                                              -----------------------------------------------------------------------------------
                                                                                                                              -
                                              -----------------------------------------------------------------------------------
TOTAL REVENUES                                 330,558               154,908                    (36,000)                 449,466
                                              -----------------------------------------------------------------------------------

Cost of product                                236,283               133,454                    (33,120)(a)              336,617

Direct lease costs                              10,561                    -                                               10,561
Salaries, general and administrative            59,657                25,169                     (9,840)(b)               74,986
Interest and financing costs                     6,847                    -                                                6,847
                                              -----------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                       313,348               158,623                    (42,960)                 429,011
                                              -----------------------------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES                    17,210                (3,715)                     6,960                   20,455
                                              -----------------------------------------------------------------------------------
Provision for income taxes                       7,056                    -                       1,330 (c)                8,386
                                              -----------------------------------------------------------------------------------
NET EARNINGS                                  $ 10,154            $   (3,715)                  $  5,630            $      12,069
                                              ===================================================================================
NET EARNINGS PER SHARE - BASIC                $   1.09                                                                   $  1.29
                                              ========                                                                   ========
NET EARNINGS PER SHARE - DILUTED              $   1.02                                                                   $  1.21
                                              ========                                                                   ========

WEIGHTED AVERAGE SHARES OUTSTANDING- BASIC    9,332,324                                                                9,332,324
WEIGHTED AVERAGE SHARES OUTSTANDING- DILUTED  9,976,458                                                                9,976,458

See notes to Unaudited Pro Forma Combined Condensed Statement of Earnings.

Notes to the Unaudited Pro Forma Combined Condensed Statement of Earnings (dollars in thousands)

The unaudited pro forma combined condensed statement of earnings includes the fiscal year ended March 31, 2004 of ePlus inc. and the twelve-month period of May 1, 2003 to April 30, 2004 for Manchester Technologies, Inc. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management believes appropriate.

(a) Represents certain lines of business that ePlus will not continue subsequent to acquisition relative to liquidation sales and small customer transactions estimated at a total of $36,000 and the respective estimated cost of product of $33,120.

(b) Cost reductions estimated to occur due to the immediate absorption of most overhead functions of the acquired entity into ePlus' overhead infrastructure and the related reduction in overhead and sales costs associated with the lines of business that are being immediately discontinued.

REDUCTIONS
----------

Estimated  reduction of personnel and  associated  fringe benefits              ($8,200)
Reduction of promotional expenses                                                  (460)
General office-expense savings                                                     (550)
Depreciation  and  amortization  reduction  due to not acquiring Manchester
 Technologies,  Inc.'s  property  and equipment or associated capital-lease
 obligations                                                                     (1,000)
Reduction of interest expense on capital leases not assumed                        (160)
Reduction of commission and selling expenses on  discontinued  sales               (550)

ADDITIONS
---------
Estimated depreciation on  replacement  assets  for  office  furniture  and
 computer equipment                                                              $  360
Estimated addition to ePlus headquarters' personnel costs in the consolidation      720
                                                                                --------
Net decrease in salaries, general, and administrative expenses                   $9,840
                                                                                ========

(c) This adjustment represents the effective tax rate for combined federal and state income taxes for the Manchester Technologies, Inc. and pro forma adjustments at an effective tax rate of 41%.

Manchester Technologies, Inc.
Condensed Balance Sheet
(Unaudited)
(in thousands)
                                                      As of April 30, 2004
                                              ---------------------------------
Assets

Cash and cash equivalents                     $             12,046
Accounts receivable                                         20,929
Inventories                                                  2,049
Property and equipment, net                                 10,639
                                              ---------------------------------
TOTAL ASSETS                                  $             45,663
                                              =================================

Liabilities and Shareholders' Equity

Accounts payable - trade                      $             13,199
Salaries and commissions payable                             1,744
Accrued expenses and other liabilities                       2,081
Capital lease obligations                                    6,234
                                              ---------------------------------
Total Liabilities                                           23,258
                                              ---------------------------------
Shareholders' Equity

Common stock                                                    81
Additional paid in capital                                  19,249
Retained earnings                                            3,075
                                              ---------------------------------
Total Shareholders' Equity                                  22,405
                                              ---------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $             45,663
                                              =================================

See notes to Unaudited Condensed Financial Statements

Manchester Technologies, Inc.
Condensed Statements of Operations
(Unaudited)
(In thousands)

                                                                  For the nine months ended
                                                                        April 30,
                                                                 ---------------------------
                                                                     2003          2004
                                                                 ---------------------------
Total product and service revenues                               $    112,314  $    115,236
Total product and service cost of sales                                99,748        99,573

Total gross margin                                                     12,566        15,663
SG&A                                                                   16,778        18,139

Operating loss                                                         (4,212)       (2,476)
Interest and other income (expense)                                       145          (196)
                                                                 ---------------------------
Net loss                                                         $     (4,067) $     (2,672)
                                                                 ===========================

See notes to Unaudited Condensed Financial Statements

Manchester Technologies, Inc.
Condensed Statements of Cash Flow
(Unaudited)
(In thousands)

                                                                                    Nine Months Ended
                                                                                         April 30,
                                                                                ------------------------
                                                                                     2003         2004
                                                                                ------------------------
Cash flows from operating activities:
     Net loss                                                                   $ (4,067)      $ (2,672)
     Adjustments to reconcile net loss to net cash from operating activities:
          Depreciation and amortization                                            1,270          1,423
          Provision for doubtful accounts                                            120            208
          Noncash compensation and commission expense                                 -              24
          Change in assets and liabilities, net of the effects of acquisitions:
                 Accounts receivable                                               5,913            686
                 Inventory                                                        (1,358)            95
                 Prepaid income taxes                                               (293)         1,303
                 Prepaid expenses and other current assets                          (166)           120
                 Other assets                                                        158            144
                 Accounts payable and accrued expenses                            (4,559)           931
                 Deferred service contract revenue                                  (263)            23
                                                                                ------------------------
                   Net cash used in operating activities                          (3,245)         2,285
                                                                                ------------------------

Cash flows from investing activities:
     Capital expenditures                                                           (406)          (687)

                  Net cash used in investing activities                             (406)          (687)
                                                                                ------------------------
Cash flows from financing activities:
     Advances from affiliates                                                      5,119          2,560
     Payments on capitalized lease obligations                                       (13)          (115)
     Proceeds from exercise of stock options                                                        284
                                                                                ------------------------
                   Net cash provided by financing activities                       5,106          2,729
                                                                                ------------------------
                   Net increase in cash and cash equivalents                       1,455          4,327
                                                                                ------------------------
Cash and cash equivalents at beginning of year                                     8,238          7,719
                                                                                ------------------------
Cash and cash equivalents at end of year                                        $  9,693       $ 12,046
                                                                                ========================

Supplemental Disclosures of Cash-Flow Information:
Cash paid for interest                                                          $     41       $    360
                                                                                ========================
Cash paid for taxes                                                             $     25       $      3
                                                                                ========================
See notes to Unaudited Condensed Financial Statements.

Manchester Technologies, Inc.
Notes to Unaudited Condensed Financial Statements
(In thousands)

1.       Operations and Summary of Significant Accounting Policies

(a)      The Company

Manchester Technologies, Inc. ("the Company") is a single-source solutions provider specializing in hardware and software procurement, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, and enterprise and Internet solutions. The Company offers its customers single-source solutions customized to their information systems needs by integrating its analysis, design, and implementation services with hardware, software, networking products, and peripherals from leading vendors. The company operates in a single segment.

(b)      Basis of Presentation

The Company was a component of a consolidated group of entities that included the Company and its wholly-owned subsidiaries. The accompanying financial statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to Manchester Technologies, Inc. and have been prepared from Manchester Technologies, Inc.'s historical accounting records. Certain costs incurred by the Company have been allocated to other entities in the consolidated group based upon specific identification, and to the extent that such identification was not practicable, the costs were allocated based upon percentage of sales of the consolidated entity. The allocated costs included a portion of officers and office salaries, legal and other professional fees, and insurance costs. The allocation of these costs has been reflected as a reduction to selling, general and administrative expenses in the respective statements of operations. The allocated costs, while reasonable, many not necessarily be indicative of the costs that would have been incurred by the other entities in the consolidated group if they had performed these functions or received services as a stand-alone entity.

(c)      Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Money market mutual funds are considered cash equivalents.

(d)      Revenue Recognition

Revenue from product sales is recognized when title and risk of loss are passed to the customer, which is at the time of shipment to the customer. Revenue from services is recognized when the related services are performed. When product sales and services are bundled, revenue is generally recognized separately upon delivery of the product and completion of the installation. Service contract fees are deferred and recognized as revenue ratably over the period of the applicable contract. Deferred service contract revenue represents the unearned portion of service contract fees. The Company generally does not develop software products. However, certain computer hardware products sold by the Company are loaded with prepackaged software products. The net impact on the Company's financial statements of product returns, primarily for defective products, has been insignificant. The Company receives various market development funds, including cooperative advertising funds from certain vendors, principally based on volume purchases of products. The Company records such amounts related to volume purchases as purchase discounts which reduce cost of revenue, and other incentives that require specific incremental action on the part of the Company, such as training, advertising, or other pre-approved market-development activities, as an offset to the related costs including in selling, general and administrative expenses. The Company expenses all advertising costs as incurred.

(e)     Inventory

All inventory is finished goods, consisting of hardware, software, and related supplies, and is valued at the lower of cost (first-in, first-out) or market value.

2.      Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using straight-line and accelerated methods over the economic lives of the assets, generally from five to seven years. Leasehold improvements are amortized over the shorter of the underlying lease term or asset life.

Property and equipment consist of the following at April 30, 2004:

         Furniture and fixtures                                  $       1,815
         Machinery and equipment                                        12,530
         Transportation equipment                                          527
         Leasehold improvements                                          2,804
         Buildings under capital lease                                   6,400
                                                                 --------------
                                                                        24,706
         Less accumulated depreciation and amortization                (13,437)
                                                                 --------------
                                                                 $      10,639
                                                                 ==============
3.  Accounting for Stock-Based Compensation

The Company records compensation expense for employee stock options if the current market price of the underlying stock exceeds the exercise price on the date of the grant. On August 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected not to implement the fair value based accounting method for employee stock options, but has elected to disclose the pro forma net income (loss) for employee stock option grants made beginning in fiscal 1996 as if such method had been used to account for stock-based compensation cost as described in SFAS No. 123.

The Company applies Accounting Principles Board Opinion, Accounting for Stock Issued to Employees (APB 25), and related interpretations for stock options and other stock-based awards while disclosing pro form net loss as if the fair value method had been applied in accordance with SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123).

The Company applies the intrinsic value method as outlined in APB 25, and related interpretations in accounting for stock options and share units granted under these programs. Under the intrinsic value method, no compensation expense is recognized if the exercise price of the Company's employee stock options equals the market price of the underlying stock grants on the date of grant.
Since the Company has issued all stock option grants at market value, no compensation cost has been recognized. SFAS 123 requires that the Company provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock option programs had been determined in accordance with the fair value method prescribed therein. During fiscal 2003, the Company adopted the disclosure portion of SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure requiring quarterly SFAS 123 pro form disclosure. The following table illustrates the effect on net loss as if the Company had measured compensation cost for the Company's stock option programs under the fair value method:

                                                                            For the nine months ended April 30,
                                                                                    2003          2004
                                                                                -----------   -----------
Net loss - as reported                                                          $  (4,067)    $  (2,672)
Deduct: Total stock-based employee  compensation expense  determined
  under fair value method for all awards, net of related tax effects                 (369)         (405)
                                                                                -----------   -----------
                  Net loss - pro-forma                                          $  (4,436)    $  (3,077)
                                                                                ===========   ===========

4.       Accounts Payable and Accrued Expenses

The Company has entered into financing agreements for the purchase of inventory. These agreements are unsecured and generally allow for a 30-day non-interest-bearing payment period. As of April 30, 2004, the Company has amounts outstanding under such agreements of $2,324.

5.  Reserve for Credit Losses

As of April 30, 2004, the Company's reserves for credit losses were $1,044.

KPMG LLP
Suite 200
1305 Walt Whitman Road
Melville, NY 11747-4302

                          Independent Auditors' Report

The Shareholders
Manchester Technologies, Inc.

We have audited the accompanying balance sheets of Manchester Technologies, Inc. ("the Company") as of July 31, 2003, 2002 and 2001, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manchester Technologies, Inc. as of July 31, 2003, 2002, and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Unites States of America.

                                  /s/ KPMG LLP

May 21, 2004

                          MANCHESTER TECHNOLOGIES, INC.
                                 Balance Sheets
                          July 31, 2003, 2002, and 2001
                    (In thousands, except per-share amounts)

                                        Assets                                    2003        2002         2001
                                                                                --------    --------    --------
Current assets:
    Cash and cash equivalents                                                   $  7,719      8,238      13,413
    Accounts receivable, net of allowance for
       doubtful accounts of $1,044, $550, and
       $700, respectively                                                         21,820     22,411      17,162
    Inventory                                                                      2,144      3,416       2,189
    Prepaid income taxes                                                           1,524        426          43
    Prepaid expenses and other current assets                                        609        585         478
                                                                                ---------   --------    --------

                                        Total current assets                      33,816     35,076      33,285

Property and equipment, net                                                       11,375      6,288       6,067
Goodwill, net                                                                         -          -        2,554
Investment in and advances to affiliates                                             878      4,915       5,671
Other assets                                                                         278        302         289
                                                                                ---------   --------    --------

                                        Total assets                            $ 46,347     46,581      47,866
                                                                                =========   ========    ========

                            Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                      $ 14,313     15,368      10,716
     Deferred service contract revenue                                               666        868         807
     Current portion of capital lease obligations                                    165         -           -
                                                                                ---------   --------    --------

                                        Total current liabilities                 15,144     16,236      11,523

Deferred compensation payable                                                        263        203         162
Capital lease obligations, net of current portion                                  6,184         -           -
                                                                                ---------   --------    --------

                                        Total liabilities                         21,591     16,439      11,685
                                                                                ---------   --------    --------

Commitments and contingencies

Shareholder's equity:
     Preferred stock, $0.01 par value. Authorized 5,000 shares; issued none.          -          -           -
     Common stock, $0.01 par value. Authorized 25,000 shares;
       7,990 issued and outstanding                                                   80         80          80
     Additional paid-in capital                                                   18,942     18,942      18,942
     Deferred compensation                                                           (13)       (23)        (38)
     Retained earnings                                                             5,747     11,143      17,197
                                                                                ---------   --------    --------

                                   Total shareholders' equity                     24,756     30,142      36,181
                                                                                ---------   --------    --------

                                   Total liabilities and shareholder's equity   $ 46,347     46,581      47,866
                                                                                =========   ========    ========

See accompanying notes to financial statements.

                          MANCHESTER TECHNOLOGIES, INC.
                             Statements of Operations
                    Years ended July 31, 2003, 2002, and 2001
                                 (In thousands)

                                                                                   2003          2002          2001
                                                                                -----------   -----------   -----------
Revenue:
     Products                                                                   $  132,433       138,431       169,350
     Services                                                                       19,553        12,242         8,296
                                                                                -----------   -----------   -----------
                                                                                   151,986       150,673       177,646
                                                                                -----------   -----------   -----------
Cost of Revenue:
     Products                                                                      118,705       120,605       146,124
     Services                                                                       14,924         9,131         5,955
                                                                                -----------   -----------   -----------
                                                                                   133,629       129,736       152,079
                                                                                -----------   -----------   -----------
          Gross Profit                                                              18,357        20,937        25,567
Selling, general and administrative expenses                                        23,808        24,626        26,699
                                                                                -----------   -----------   -----------
          Loss from operations                                                      (5,451)       (3,689)       (1,132)
Interest and other income, net                                                          55           189           496
                                                                                -----------   -----------   -----------
          Loss before cumulative effect of accounting change                        (5,396)       (3,500)         (636)
Cumulative effect of accounting change                                                  -         (2,554)           -
                                                                                -----------   -----------   -----------
          Net loss                                                              $   (5,396)       (6,054)         (636)
                                                                                ===========   ===========   ===========

See accompanying notes to financial statements.

                          MANCHESTER TECHNOLOGIES, INC.
                       Statements of Shareholders' Equity
                    Years ended July 31, 2003, 2002, and 2001
                                 (In thousands)

                                                                     Additional
                                              Common     Par          paid-in      Deferred        Retained
                                              stock     Value         capital     compensation     earnings      Total
                                           ----------  ----------  ------------  ---------------  ----------   --------
Balance July 31, 2000                          8,159   $      82        19,402              (65)     17,833     37,252

Purchase and retirement of stock                (171)         (2)         (619)              -           -        (621)
Stock option commission expense                   -           -             10               -           -          10
Stock award compensation expense                  -           -             -                27          -          27
Stock issued in connection with exercise
  of stock options                                 2          -              6               -           -           6
Tax benefit from stock option exercises           -           -            143               -           -         143
Net loss                                          -           -             -                -         (636)      (636)
                                           ----------  ----------  ------------  ---------------  ----------  ---------

Balance July 31, 2001                          7,990          80        18,942              (38)     17,197     36,181

Stock award compensation expense                  -           -             -                15          -          15
Net loss                                          -           -             -                -       (6,054)    (6,054)
                                           ----------  ----------  ------------  ---------------  ----------  ---------

Balance July 31, 2002                          7,990          80        18,942              (23)     11,143     30,142

Stock award compensation expense                  -           -             -               10           -          10
Net loss                                          -           -             -               -        (5,396)    (5,396)
                                           ----------  ----------  ------------  ---------------  ----------  ---------

Balance July 31, 2003                          7,990   $      80        18,942             (13)       5,747     24,756
                                           ==========  ==========  ============  ===============  ==========  =========

See accompanying notes to financial statements.

                          MANCHESTER TECHNOLOGIES, INC.
                             Statements of Cash Flow
                    Years ended July 31, 2003, 2002, and 2001
                                 (In thousands)

                                                                                   2003        2002          2001
                                                                                ---------    ----------   ---------
Cash flows from operating activities:
     Net loss                                                                   $ (5,396)      (6,054)        (636)
     Adjustments to reconcile net loss to net cash from operating activities:
          Cumulative effect of accounting change                                      -         2,554
          Depreciation and amortization                                            2,087        2,001        2,158
          Provision for doubtful accounts                                            783          103          364
          Write-off of long-lived assets                                             254          291           -
          Noncash compensation and commission expense                                 10           15           37
          Tax benefit from exercise of stock options                                  -            -           143
          Change in assets and liabilities, net of the effects of acquisitions:
                 Accounts receivable                                                (192)      (5,352)      10,228
                 Inventory                                                         1,272       (1,227)         573
                 Prepaid income taxes                                             (1,098)        (383)         592
                 Prepaid expenses and other current assets                           (59)        (107)         180
                 Other assets                                                         24          (13)         (89)
                 Accounts payable and accrued expenses                            (1,085)       4,652      (10,197)
                 Deferred service contract revenue                                  (202)          61         (139)
                 Deferred compensation payable                                        61           41          128
                                                                                ----------   ----------   ---------
                   Net cash provided by (used in) operating activities            (3,541)      (3,418)       3,342
                                                                                ----------   ----------   ---------

Cash flows from investing activities:
     Capital expenditures                                                           (964)      (2,214)      (1,807)
     Payment for acquisitions, net of cash acquired                                   -           259           -
                                                                                ----------   ----------   ---------
                   Net cash used in investing activities                            (964)      (1,955)      (1,807)
                                                                                ----------   ----------   ---------
Cash flows from financing activities:
     Advances from (to) affiliates                                                 4,037          756       (2,617)
     Net repayments of borrowings from bank                                           -          (515)          -
     Payments on capitalized lease obligations                                       (51)          -            -
     Payments on notes payable - other                                                -           (43)         (18)
     Proceeds from exercise of stock options                                          -            -             6
     Purchase and retirement of common stock                                          -            -          (621)
                                                                                ----------   ----------   ---------
                           Net cash used in financing activities                   3,986          198       (3,250)
                                                                                ----------   ----------   ---------
                           Net decrease in cash and cash equivalents                (519)      (5,175)      (1,715)
Cash and cash equivalents at beginning of year                                     8,238       13,413       15,128
                                                                                ----------   ----------   ---------
Cash and cash equivalents at end of year                                        $  7,719        8,238       13,413
                                                                                ==========   ==========   =========
Capital lease obligations incurred to lease buildings                           $  6,400           -            -
Cash paid during the year for interest                                               162           -            -
Cash paid during the year for income taxes                                           320          723          365

See accompanying notes to financial statements.

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

(1)  Operations and Summary of Significant Accounting Policies

     (a)  The Company

          Manchester Technologies, Inc. (the Company) is a single-source solutions provider specializing in hardware and software procurement, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, and enterprise and Internet solutions. The Company offers its customers single-source solutions customized to their information systems needs by integrating its analysis, design, and implementation services with hardware, software, networking products, and peripherals from leading vendors. The Company operates in a single segment.

     (b)  Basis of Presentation

          For the three years ended July 31, 2003, the Company was a component of a consolidated group of entities that included the Company and its wholly-owned subsidiaries. The accompanying financial statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to Manchester Technologies, Inc. and have been prepared from Manchester Technologies, Inc.'s historical accounting records. Amounts due to or from any other entities in the consolidated group are included in investment in and advances to affiliates on the accompanying balance sheets. Certain costs incurred by the Company have been allocated to other entities in the consolidated group based upon specific identification, and to the extent that such identification was not practicable, the costs were allocated based upon percentage of sales of the consolidated entity. The allocated costs included a portion of officers and office salaries, legal and other professional fees, and insurance costs. The allocation of these costs has been reflected as a reduction to selling, general and administrative expenses in the respective statements of operations. Management believes that such allocation methodology is reasonable. However, the allocated costs, while reasonable, many not necessarily be indicative of the costs that would have been incurred by the other entities in the consolidated group if they had performed these functions or received services as a stand-alone entity.

     (c)  Cash Equivalents

          The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash equivalents of $6,120, $7,194, and $11, 638 at July 31, 2003, 2002, and 2001, respectively, consisted of money market mutual funds.

     (d)  Revenue Recognition

          Revenue from product sales is recognized when title and risk of loss are passed to the customer, which is at the time of shipment to the customer. Revenue from services is recognized when the related services are performed. When product sales and services are bundled, revenue is generally recognized separately upon delivery of the product and completion of the installation. Service contract fees are deferred and recognized as revenue ratably over the period of the applicable contract. Deferred service contract revenue represents the unearned portion of service contract fees.
                                          F-17                       (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)


          The Company generally does not develop software products. However, certain computer hardware products sold by the Company are loaded with prepackaged software products. The net impact on the Company's financial statements of product returns, primarily for defective products, has been insignificant.

          In November 2002, the Emerging Issues Task Force reached a consensus opinion on EITF 00-21, "Revenue Arrangements with Multiple Deliverables". The consensus provides that revenue arrangements with multiple deliverables should be divided into separate units of accounting if certain criteria are met. The consideration for the arrangement should be allocated to the separate units of accounting based on their relative fair values, with different provisions if the fair value of all deliverables is not known or if the fair value is contingent on delivery of specified items or performance conditions. Applicable revenue recognition criteria should be considered separately for each separate unit of accounting. EITF 00-21 is effective for revenue arrangements entered into by the Company commencing August 1, 2003. Entities may elect to report the change as a cumulative effect adjustment in accordance with APB Opinion 20, "Accounting Changes." The Company does not believe that the adoption of EITF 00-21 will have a significant impact on the Company's financial position or results of operations.

     (e)  Market Development Funds and Advertising Costs

          The Company receives various market development funds including cooperative advertising funds from certain vendors, principally based on volume purchases of products. The Company records such amounts related to volume purchases as purchase discounts which reduce cost of revenue, and other incentives that require specific incremental action on the part of the Company, such as training, advertising, or other pre-approved market development activities, as an offset to the related costs including in selling, general and administrative expenses. Total market development funds amounted to $1,189, $1,118, and $229, for the years ended July 31, 2003, 2002, and 2001, respectively.

          The Company expenses all advertising costs as incurred.

     (f)  Inventory

          All inventory is finished goods, consisting of hardware, software, and related supplies, and is valued at the lower of cost (first-in, first-out) or market value.

     (g)  Property and Equipment

          Property and equipment are stated at cost. Depreciation is provided using straight-line and accelerated methods over the economic lives of the assets, generally from five to seven years. Leasehold improvements are amortized over the shorter of the underlying lease term or asset life.

                                          F-18                       (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

     (h)  Goodwill

          In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provision of SFAS No. 142. This pronouncement also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets. The Company has adopted the provisions of SFAS Nos. 141 and 142 as of August 1, 2001.

          As required by SFAS 142, the Company completed its transitional impairment testing of intangible assets. To determine the fair value of these intangible assets, there are many assumptions and estimates used that directly impact the results of the testing. In making these assumptions and estimates, the Company uses set criteria that are reviewed and approved by various levels of management. In preparing the accompanying financial statements, the Company estimated the fair value of its reporting unit by using discounted cash flow analyses. Due to incurred and projected operating losses and cash outflows at the time of the transitional impairment test, the Company determined that its goodwill was not recoverable and recorded a goodwill impairment charge of $2,554 which has been included as a cumulative effect of an accounting change in the accompanying statement of operations for the year ended July 31, 2002.

          Goodwill amortization expense for the years ended July 31, 2003, 2002, and 2001 was approximately $0, $0, and $309, respectively. The following table shows the results of operations as if SFAS No. 142 was applied to prior periods:

                                                                                         Years Ended July 31
                                                                          --------------------------------------------
                                                                              2003            2002             2001
                                                                          ------------    ------------    ------------
          Loss before cumulative effect of accounting change, as
              reported                                                    $    (5,396)         (3,500)           (636)
          Add back goodwill amortization                                           -               -              309
                                                                          ------------    ------------    ------------

                Adjusted loss before cumulative effect of accounting
                   change                                                 $    (5,396)         (3,500)           (327)
                                                                          ============    ============    ============

          As of July 31, 2003, 2002, and 2001, there were no other intangible assets.
                                   F-19                              (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

     (i)  Impairment of Long-Lived  Assets and Long-Lived  Assets to Be Disposed
          Of

          Effective August 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes accounting and reporting standards for the impairment of disposal of long-lived assets. SFAS No. 144 removes goodwill from its scope and retains the requirements of SFAS No. 121 regarding the recognition of impairment losses on long-lived assets held for use.

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Recoverability of assets held for sale is measured by comparing the carrying amount of the assets to their estimated fair market value. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

          As a result of the Company closing certain of its operations in 2003, the Company recorded a write-off of certain assets in the amount of $254.

     (j)  Income Taxes

          Deferred taxes are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     (k)  Accounting for Stock-Based Compensation

          The Company records compensation expense for employee stock options if the current market price of the underlying stock exceeds the exercise price on the date of the grant. On August 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected not to implement the fair value based accounting method for employee stock options, but has elected to disclose the pro forma net income (loss) for employee stock option grants made beginning in fiscal 1996 as if such method had been used to account for stock-based compensation cost as described in SFAS No. 123.

          The Company applies Accounting Principles Board Opinion, Accounting for Stock Issued to Employees (APB 25), and related interpretations for stock options and other stock-based awards while disclosing pro forma net income (loss) as if the fair value method had been applied in accordance with SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123).

          The Company applies the intrinsic value method as outlined in APB 25, and related interpretations in accounting for stock options and share units granted under these programs. Under the intrinsic value method, no compensation expense is recognized if the exercise price of the Company's employee stock options equals the market price of the underlying stock grants on the date of grant. Since the
                                            F-20                     (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

          Company has issued all stock option grants at market value, no compensation cost has been recognized. SFAS 123 requires that the Company provide pro forma information regarding net income (loss) as if compensation cost for the Company's stock option programs had been determined in accordance with the fair value method prescribed therein. During fiscal 2003, the Company adopted the disclosure portion of SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure requiring quarterly SFAS 123 pro form disclosure. The following table illustrates the effect on net loss as if the Company had measured compensation cost for the Company's stock option programs under the fair value method:

                                                                                2003            2002             2001
                                                                            ------------    ------------    ------------
          Net loss - as reported                                            $    (5,396)         (6,054)           (636)
          Deduct: Total stock-based employee
           compensation expense determined
           under fair value method for all
           awards, net of related tax effects                                      (361)           (365)           (392)
                                                                            ------------    ------------    ------------
          Net loss - pro-forma                                              $    (5,757)         (6,419)         (1,028)
                                                                            ============    ============    ============

          The  fair  value  of  options   granted   was   estimated   using  the Black-Scholes option pricing model with
          the following weighted average assumptions:
                                                                                2003            2002             2001
                                                                            ------------    ------------    ------------
          Expected dividend yield                                                     0%              0%              0%
          Expected stock volatility                                                  54%             59%             55%
          Risk free interest rate                                                     3%              3%              5%
          Expected option term until exercise (years)                               5.00            5.00            5.00

          The per share weighted average fair value of stock options granted during fiscal 2003, 2002, and 2001 was $1.27, $1.79, and $2.03, respectively.

     (l)  Use of Estimates

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     (m)  Fair Value of Financial Instruments

          The fair values of accounts receivable, prepaid expenses, and accounts payable and accrued expenses are estimated to approximate the carrying values at July 31, 2003, 2002 and 2001 due to the short maturities of such instruments.
                                   F-21                              (Continued)

                          MANCHESTER TECHNOLGIES, INC.
                         Notes to Financial Statements
                         July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

(2)  Property and Equipment

     Property and equipment consist of the following at July 31:

                                                                                2003            2002             2001
                                                                            ------------    ------------    ------------
      Furniture and fixtures                                                $     1,815           1,885           1,858
      Machinery and equipment                                                    11,803          11,207           9,087
      Transportation equipment                                                      567             671             588
      Leasehold improvements                                                      2,804           2,820           2,828
      Buildings under capital lease                                               6,400              -               -
                                                                            ------------    ------------    ------------
                                                                                 23,389          16,583          14,361
      Less accumulated depreciation and amortization                            (12,014)        (10,295)         (8,294)
                                                                            ------------    ------------    ------------
                                                                            $    11,375           6,288           6,067
                                                                            ============    ============    ============

     Depreciation and amortization expense amounted to $2,087, $2,001, and $1,849, for the years ended July 31, 2003, 2002, and 2001, respectively. Amortization of assets under capital lease included in depreciation and amortization expense amounted to $142, $0 and $0 for the years ended July 31, 2003, 2002, and 2001, respectively.

(3)  Acquisition

     On November 9, 2001, the Company acquired all of the outstanding stock of e.Track Solutions, Inc. (e.Track), a New York corporation headquartered in Pittsford, New York. e.Track is a business and software services firm that delivers business, Internet and information technology solutions to customers nationwide. The acquisition, which has been accounted for as a purchase, consisted of cash payments of $290 (including debt assumed and subsequently repaid). e.Track was acquired in order to allow the Company to offer customers customized software solutions along with the products and services traditionally offered. Operating results of e.Track are included in the consolidated statements of operations from the acquisition date. The estimated fair value of tangible assets and liabilities acquired was $116 and $192, respectively. The excess of the aggregate purchase price over the estimated fair value of the tangible assets acquired was $291. As a result of incurred and projected operating losses and cash outflows, the Company recorded a write-off of the goodwill during the year ended July 31, 2002. The presentation of supplemental pro forma financial information is deemed immaterial.


                                       F-22                          (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

(4)  Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses consist of the following:

                                                                                               July 31
                                                                            --------------------------------------------
                                                                                2003            2002            2001
                                                                            ------------    ------------    ------------
     Accounts payable, trade                                                $    11,373          12,555           7,601
     Accrued salaries and wages                                                   1,750           1,717           1,850
     Customer deposits and other accrued expenses                                 1,190           1,096           1,265
                                                                            ------------    ------------    ------------
                                                                            $    14,313          15,368          10,716
                                                                            ============    ============    ============

     The Company has entered into financing agreements for the purchase of inventory. These agreements are unsecured, generally allow for a 30-day non-interest-bearing payment period. In each of the years in the three-year period ended July 31, 2003, the Company has repaid all balances outstanding under these agreements within the non-interest bearing period. Accordingly, amounts outstanding under such agreements of $2,757, $2,884, and $1,719, at July 31, 2003, 2002, and 2001, respectively, are included in accounts payable and accrued expenses.

(5)  Employee Benefit Plans

     The Company maintains a qualified defined contribution plan with a salary deferral provision, commonly referred to as a 401(k) plan. The Company matches 50% of employee contributions up to 3% of employees' compensation. The Company's contribution amounted to $305, $292, and $262, for the years ended July 31, 2003, 2002, and 2001, respectively.

     The Company also has two deferred compensation plans that are available to certain eligible key employees. The first plan consists of life insurance policies purchased by the Company for the participants. Upon vesting, which occurs at various times from three to ten years, a participant becomes entitled to have ownership of the policy transferred to him or her at termination of employment with the Company. The second plan consists of a commitment by the Company to pay a monthly benefit to an employee for a period of ten years commencing either ten or fifteen years from such employee's entrance into the Plan. The Company has chosen to purchase life insurance policies to provide funding for these benefits. As of July 31, 2003, 2002, and 2001, the Company has recorded an asset (included in other assets) of $278, $256, and $129, respectively, representing the cash surrender value of policies owned by the Company and a liability of $263, $203, and $162, respectively, relating to the unvested portion of benefits due under these plans. For the years ended July 31, 2003, 2002, and 2001, the Company recorded an expense of $144, $212, and $246, in connection with these plans. During fiscal 2001, the Company received $505 in connection with a life insurance policy that it carried on an employee who died, which was partially offset by $250 in compensation benefits paid to the deceased employee.
                                F-23                                 (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

(6)  Commitments and Contingencies

     (a)  Leases

          The Company leased its warehouse and distribution center as well as its corporate offices from entities owned or controlled by shareholders, officers or directors of the Company. In March 2003, the related party owners sold the properties leased by the Company to an unaffiliated company. In connection with the sale, the Company entered into two fifteen-year leases for two buildings, each expiring on March 31, 2018, with the new owner. Lease terms include a lower base rent in the first year, annual rent increases of 2% and four five-year renewal options.

          The Company recorded the new leases as capital leases and accordingly, recorded assets of approximately $6,400. The assets are classified in the balance sheet as property and equipment, net, (see note 2) and are amortized using the straight-line method over the lease terms and the related obligations are recorded as liabilities.

          The following represents the Company's commitment under capital leases for each of the next five years ended July 31 and thereafter:

          2004                                                  $           644
          2005                                                              657
          2006                                                              670
          2007                                                              684
          2008                                                              697
          2009 and thereafter                                             7,502
                                                                ----------------
                Total payments                                           10,854
                                                                ----------------

          Amount representing interest                                   (4,505)
                                                                ----------------

                Obligations under capital leases                          6,349

          Obligations due within one year                                  (165)
                                                                ----------------
                Long-term obligations under capital leases      $         6,184
                                                                ================

          In addition, the Company is obligated under operating lease agreements for sales offices and additional warehouse space. Aggregate rent expense under all these leases amounted to $1,394, $1,650, and $1,546 for the years ended July 31, 2003, 2002, and 2001, respectively.


                                F-24                                 (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)


          The following represents the Company's commitment under operating leases for each of the next five years ended July 31 and thereafter:

          2004                                                  $           513
          2005                                                              552
          2006                                                              523
          2007                                                              491
          2008                                                              179
          Thereafter                                                         -
                                                                ----------------
                                                                $         2,258
                                                                ================


     (b)  Litigation

          The Company is involved in various claims and legal actions arising in the ordinary course of business. The Company believes that the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

(7)  Line of Credit

     In July 1998, the Company entered into a revolving credit facility with its banks, which was revised in June 1999 to change participating banks. Under the terms of the facility, the Company may borrow up to a maximum of $15,000. Borrowings under the facility bear interest at variable interest rates based upon several options available to the Company. The facility requires the Company to maintain certain financial ratios and covenants. At July 31, 2003, the Company was not in compliance with all of the financial ratios and covenants that it is required to maintain. The Company received a waiver from its bank waiving its requirements for the year ended July 31, 2003. As of July 31, 2003, there was no balance outstanding under this agreement, which expires on January 31, 2005.

(8)  Income Taxes

     For income tax purposes, the Company is included in the consolidated tax returns of Manchester Technologies, Inc. and subsidiaries. In consolidation, the Company's taxable losses for each of the three years ended July 31, 2003 were utilized to offset taxable income generated from other entities in the consolidated group. Accordingly, the accompanying statements of operations do not reflect a tax benefit and the Company has no net operating loss carryforwards. The prepaid income taxes as of July 31, 2003 represent amounts due from tax jurisdictions.


                                F-25                                 (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

     Tax effects of temporary differences that give rise to significant portions of the net deferred tax asset at July 31, 2003, 2002 and 2001 were as follows:

                                                                                 2003           2002            2001
                                                                             ------------   ------------   ------------
     Deferred tax assets:
        Allowance for doubtful accounts                                      $       418            220            280
        Deferred compensation                                                        605            554            473
        Depreciation                                                                 162            249            409
        Other                                                                        162             20             20
                                                                             ------------   ------------   ------------
                                                                                   1,347          1,043          1,182
     Less: Valuation allowance                                                    (1,347)        (1,043)        (1,182)
                                                                             ------------   ------------   ------------

        Net deferred tax asset                                               $        -              -              -
                                                                             ============   ============   ============

     A valuation allowance has been provided in connection with the deferred tax assets since the Company believes, based upon its history of pre-tax losses, that it is more likely than not that such deferred tax assets will not be realized.

(9)  Related Party Transactions

     The Company leased its warehouse and distribution center as well as its corporate offices from entities owned or controlled by shareholders, officers, or directors of the Company. In March 2003, the related party owners sold the properties leased by the Company to an unaffiliated company. In connection with the sale, the Company entered into two fifteen-year leases for two buildings, each expiring on March 31, 2018, with the new owner. Lease terms include a lower base rent in the first year, annual rent increases of 2% and four five-year renewal options. Rent expense paid to the former owners for these facilities aggregated approximately $472, $729, and $688, for the years ended July 31, 2003, 2002, and 2001, respectively.

     The Company paid legal fees to a law firm in which a director of the Company is a partner. Such fees amounted to approximately $232, $213, and $191, including disbursements, in the fiscal years ended July 31, 2003, 2002, and 2001, respectively.

     During the fiscal years ended July 31, 2003, 2002, and 2001, the Company recorded approximately $157, $6, and $13, respectively, in revenue from a company controlled by a director of the Company.

     On May 20, 2002, the Company loaned its chief executive officer approximately $965 bearing interest at a rate of 2.00%. On May 30, 2002, the Company's chief executive officer repaid $585 of the loan and the remainder of the loan was repaid on July 18, 2002 plus accrued interest.

     In the ordinary course of its business dealings with customers and vendors, the Company utilizes a restaurant owned by the chief executive officer and a member of his family for such catering, dining and entertainment services. During the years ended July 31, 2003, 2002, and 2001 the Company paid approximately $49, $109, and $64, respectively, for such services.

                                F-26                                 (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)

(10) Shareholders' Equity

     (a)  Stock Option Plan

          The Company has a stock option plan under which it granted options to the Company's employees and employees of the Company's subsidiaries that are not included in these financial statements. The following stock option data includes all Company outstanding options. Under the Company's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan as amended, (the Plan), which was approved by the Company's shareholders in October 1996, an aggregate of 2,600,000 shares of common stock are reserved for issuance upon exercise of options thereunder. Under the Plan, incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, may be granted to employees and nonincentive stock options may be granted to employees, directors, and such other persons as the board of directors may determine, at exercise prices equal to at least 100% (with respect to incentive stock options) and at least 85% (with respect to nonincentive stock options) of the fair market value of the common stock on the date of grant. In addition to selecting the optionees, the board of directors will determine the number of shares of common stock subject to each option, the term of each stock option up to a maximum of ten years (five years for certain employees for incentive stock options), the time or times when the stock option becomes exercisable, and otherwise administer the Plan. Generally, incentive stock options expire three months from the date of the holder's termination of employment with the Company other than by reason of death or disability. Options may be exercised with cash or common stock previously owned for in excess of six months. The following table summarizes stock option activity:

                                                                    Weighted
                                         Outstanding            average exercise
                                           Options                   price
                                       ---------------        ------------------
          Balance July 31, 2000               826,684         $            4.00
                                       ---------------        ------------------

                Granted                       123,000                      3.74
                Exercised                      (1,500)                     3.81
                Canceled                      (49,100)                     4.19
                                       ---------------

          Balance July 31, 2001               899,084                      3.95

                Granted                        81,800                      2.55
                Exercised                          -                         -
                Canceled                      (55,800)                     4.07
                                       ---------------

          Balance July 31, 2002               925,084                      3.81

                Granted                       665,250                      1.92
                Exercised                          -                         -
                Canceled                     (288,584)                     3.51
                                       ---------------

          Balance July 31, 2003             1,301,750                      2.91
                                       ===============




                                          F-27                       (Continued)

                          MANCHESTER TECHNOLOGIES, INC.
                          Notes to Financial Statements
                          July 31, 2003, 2002, and 2001
               (In thousands, except share and per share amounts)


               At July 31, 2003, options with the following ranges of exercise prices were outstanding:

                                                   Options outstanding                       Options exercisable
                                     ------------------------------------------------    -------------------------------
                                                            Weighted                                         Weighted
                                                            average                                          average
              Range of exercise                             exercise      Remaining                          exercise
                   prices                Number             price          life           Number             price
             --------------------    ----------------  ---------------  -------------    ---------       ---------------
                   $1.84 - $2.29             565,250   $         1.87   10 years           50,000        $         2.16
                   $2.30 - $3.75             241,300             2.81    7 years          134,334                  3.10
                   $3.76 - $4.00             336,250             3.84    4 years          336,250                  3.84
                   $4.01 - $5.69             158,950             4.77    6 years          148,948                  4.78
                                     ----------------                                    ---------
                   $1.84 - $5.69           1,301,750             2.91    7 years          669,532                  3.78
                                     ================                                    =========

               All options granted expire ten years from the date of grant except for options granted to directors, which expire five years from the date of grant.

     (b)  Repurchase of Common Stock

               During the year ended July 31, 2001, the Company repurchased 171,000 shares of its common stock at an aggregate purchase price of $621. Such shares were subsequently retired. No shares were repurchased in fiscal 2003 and 2002.

(11) Major Customer and Vendors and Concentration of Credit Risk

     The Company sells and provides services to customers in the United States.

     The Company's top three vendors accounted for approximately 31%, 21%, and 20%, respectively, of total product purchases for the year ended July 31, 2003. The Company's top three vendors accounted for approximately 27%, 26%, and 23%, respectively, of total product purchases for the year ended July 31, 2002. The Company's top two vendors accounted for approximately 31% and 23%, respectively, of total product purchases for the year ended July 31, 2001.

     At July 31, 2003, one customer accounted for 19% of the Company's accounts receivable. At July 31, 2002, two customers accounted for 14% and 8%, respectively, of the Company's accounts receivable. No customer accounted for more than 5% of the Company's accounts receivable at July 31, 2001. For the fiscal years ended July 31, 2003, 2002, and 2001, no one customer accounted for more than 10% of total revenue.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ePlus inc.


                                              By: /s/ Steven J. Mencarini
                                                  ------------------------------
                                                  Steven J. Mencarini
Date: August 11, 2004                             Chief Financial Officer